As filed with the Securities and Exchange Commission on November 24, 2008
Registration No. 333-
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wintrust Financial Corporation	Wintrust Capital Trust VI
(Exact name of Registrant as specified in its	(Exact name of Co-Registrant as specified in its
charter)	charter)

Illinois	36-3873352	Delaware	Applied For
(State or other	(I.R.S. Employer	(State or other	(I.R.S. Employer
jurisdiction of	Identification No.)	jurisdiction of	Identification No.)
incorporation of		incorporation of
organization)		organization)
727 North Bank Lane
Lake Forest, IL 60045
(847) 615-4096
(Address, including zip code, and telephone number, Including area code, of Registrant’s and Additional Registrants’ principal executive offices)

David A. Dykstra
Senior Executive Vice President and Chief Operating Officer
727 North Bank Lane
Lake Forest, IL 60045
(847) 615-4096
(Name and address, including zip code, and telephone number, including area code, of agent for service for Registrant and Additional Registrants)

Copy to:
Lisa J. Reategui, Esq.
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to the	Offering Price Per	Aggregate	Amount of Registration
Registered (3)	Registered (1)	Unit (1)	Offering Price (1)	Fee (2)
Debt Securities (4)
Common Shares, no par value (4)
Preferred Shares, no par value (4)
Depositary Shares (4)
Warrants (5)
Stock Purchase Contracts (6)
Stock Purchase Units (6)
Trust Preferred Securities
Junior Subordinated Debentures (7)
Guarantee of Wintrust Financial Corporation with respect to Trust Preferred Securities of Wintrust Capital Trust VI

(1)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of securities as may from time to time to be issued at indeterminate prices is being registered pursuant to this registration statement.

(2)	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the Registration Fee, except for $25,340 that has already been paid with respect to $200,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement Nos. 333-11934 and 333-119345-01 filed on September 28, 2004, and were not sold thereunder. Registration fees will be paid subsequently on a pay-as-you-go basis.

(3)	The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table.

(4)	Debt securities, preferred stock, depository shares and common stock, as may be issuable upon conversion or redemption, or upon the exercise of warrants registered under this registration statement, of debt securities, preferred stock or depository shares, as the case may be, registered under this registration statement.

(5)	Warrants may represent rights to purchase debt securities, preferred stock or common stock registered under this registration statement.

(6)	Shares of common stock and preferred stock may also be issued by the Registrant upon settlement of the stock purchase contracts or stock purchase units of the Registrant.

(7)	The Subordinated Debentures of Wintrust Financial Corporation may be purchased by, and constitute assets of, Wintrust Capital Trust VI and may later be distributed under certain circumstances to holders of Trust Preferred Securities of Wintrust Capital Trust VI.

PROSPECTUS
Wintrust Financial Corporation
Debt Securities, Common Shares, Preferred Shares, Depositary Shares,
Warrants, Stock Purchase Contracts, Stock Purchase Units,
Junior Subordinated Debentures, Guarantee of Trust Preferred
Securities, and Hybrid Securities Combining Elements of the Foregoing
and
Wintrust Capital Trust VI
Trust Preferred Securities

     This prospectus contains a general description of the following securities that may be offered or sold from time to time in one or more offerings:

•	Debt securities
•	Common shares
•	Preferred shares
•	Depositary shares
•	Warrants
•	Stock purchase contracts
•	Stock purchase units
•	Trust Preferred Securities
•	Junior Subordinated Debentures
•	Guarantee of Trust Preferred Securities

     We will describe the specific terms of the securities that we offer, and the specific manner in which they may be offered, in one or more supplements to this prospectus at the time of each offering. Those terms may include:

•	Maturity
•	Interest rate
•	Sinking fund terms
•	Currency of payments
•	Dividends
•	Redemption terms
•	Listing on a securities exchange
•	Amount payable at maturity
•	Conversion or exchange rights
•	Liquidation Amount
•	Subsidiary guarantees
•	Subordination

     We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.
     Wintrust Financial Corporation’s Common Stock is quoted on the NASDAQ National Market under the trading symbol “WTFC”. On November 21, 2008, the closing sale price on the NASDAQ National Market for such Common Stock was $17.64.
     Investing in our securities involves risk. See “Risk Factors” on page 4 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     Wintrust Financial Corporation’s principal executive offices are located at 727 North Bank Lane, Lake Forest, Illinois 60045 and the telephone number is (847) 615-4096. Wintrust Capital Trust VI’s principal executive offices are located at c/o 727 North Bank Lane, Lake Forest, Illinois 60045 and the telephone number is (847) 615-4096.
The date of this prospectus is November 24, 2008

     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. This document may only be used where it is legal to sell these securities. We are not making an offer of these securities in any state where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.
     Each reference in this prospectus to “Wintrust” or “the Company,” means Wintrust Financial Corporation and its consolidated subsidiaries, unless the context requires otherwise. Each reference in this prospectus to the “trust” or the “Trust” refers to Wintrust Capital Trust VI. The terms “we”, “us” and “our” refer to Wintrust when discussing the securities to be issued by Wintrust, the Trust when discussing the securities to be issued by the Trust and collectively to all of the Registrants where the context requires.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS
     This prospectus, the documents that we incorporate by reference and any related prospectus supplement may contain statements that are statements concerning our expectations, plans, objectives, future financial performance and other items that are not historical facts. These statements are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward looking statements. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Registrants are filing herein or incorporated by reference cautionary statements identifying important factors that could cause their respective actual results to differ materially from those projected in forward looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of the Registrants. Any statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events, performance or growth (often, but not always, through the use of words or phrases such as “may”, “could”, “anticipates”, “believes”, “estimates”, “expects”, “intends”, “plans”, “forecasts” and similar expressions) are not statements of historical facts and are forward looking. Forward looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the important factors described in the sections of Wintrust’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008 entitled “Risk Factors” and “Forward-Looking Statements”, as updated by the sections of Wintrust’s Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 filed with the SEC on May 12, 2008, August 11, 2008 and November 10, 2008, respectively, entitled “Forward-Looking Statements”, that could cause a Registrant’s actual results to differ materially from those contained in forward looking statements of such Registrant made by or on behalf of such Registrant.
     All such factors are difficult to predict, contain uncertainties that may materially affect actual results and are beyond the control of the Registrants. You are cautioned not to place undue reliance on forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made, and the Registrants undertake no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for each Registrant’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of such Registrant or the extent to which any factor, or combination of factors, may cause actual results of such Registrant to differ materially from those contained in any forward looking statements.
ABOUT THIS PROSPECTUS
     This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings in an unlimited amount. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE
     We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.wintrust.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
     This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
     We have not included separate financial statements of the Trust. Wintrust and the Trust do not consider that such financial statements would be material to holders of Trust Preferred Securities of the Trust because the Trust is a special purpose entity, has no operating history and has no independent operations. The Trust is not currently involved in and does not anticipate being involved in any activity other than as described under “The Registrants—The Trust” below. Further, Wintrust and the Trust believe that financial statements of the Trust are not material to the holders of the Trust Preferred Securities of the Trust since Wintrust Financial will guarantee the Trust Preferred Securities of the Trust. Holders of the Trust Preferred Securities of the Trust, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are at least in the same position vis-à-vis the assets of Wintrust as a preferred stockholder of Wintrust. Wintrust beneficially owns all of the undivided beneficial interests in the assets of the Trust (other than the beneficial interests represented by the Trust Preferred Securities of the Trusts). See “The Registrants—The Trust” below, “Trust Preferred Securities” below and “Trust Preferred Securities —Effect of Obligations Under the Wintrust Debt Securities and the Guarantees—The Wintrust Guarantees” below. In the event that the Trust issues Securities, our filings under the Exchange Act will include an audited footnote to Wintrust’s annual financial statements stating that the Trust is wholly owned by Wintrust, that the sole asset of the Trust is the Senior Debentures or the Subordinated Debentures of Wintrust having a specified aggregate principal amount, and that, considered together, the back-up undertakings, including the Guarantees of Wintrust, constitute a full and unconditional guarantee by Wintrust of the Trust’s obligations under any Trust Preferred Securities issued by the Trust.
     The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2007, including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	the current reports on Form 8-K, dated April 15, 2008, April 23, 2008, filed with respect to Item 5.02 only, June 30, 2008, and September 2, 2008; and

•	the description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.
     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:
Investor Relations
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045
(847) 615-4096
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. We are not making any offer of these securities in any state where the offer is not permitted.
RISK FACTORS
     Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.
THE REGISTRANTS
Wintrust
     Wintrust Financial Corporation, an Illinois corporation incorporated on May 24, 1994, is a financial holding company headquartered in Lake Forest, Illinois. As of September 30, 2008, the Company operated 15 community banks, located in the greater Chicago and Milwaukee metropolitan areas, which provide community-oriented, personal and commercial banking services primarily to individuals and small to mid-size businesses through 79 banking facilities.
     Through various of our subsidiaries, we also provide wealth management services, including trust, asset management and brokerage services, to customers located primarily in the Midwest, as well as to customers of our banks. Wintrust also originates and purchases residential mortgage loans, many of which are sold into the secondary market. In addition, Wintrust is involved in specialty lending through operating subsidiaries or divisions of certain of its banks, including premium finance receivables and short-term account receivable financing . As of September 30, 2008, we had consolidated total assets of approximately $9.86 billion, deposits of approximately $7.83 billion and stockholders’ equity of approximately $809 million.
     As a registered financial holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System. We are required to file with the Federal Reserve Board reports and other information regarding our business operations and the business operations of our subsidiaries.

     We are a separate and distinct legal entity from our bank and other subsidiaries. Our principal source of funds to make payments on our securities is dividends, loan payments, and other funds from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary.
     Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “WTFC.” Our principal executive office is located at 727 North Bank Lane, Lake Forest, Illinois, 60045, telephone number: (847) 615-4096.
The Trust
     The Trust is a statutory business trust formed under the Delaware Statutory Trust Act pursuant to (i) a trust agreement executed by Wintrust, as sponsor, and the trustees of the Trust (the “Trustees”) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. At the time of public issuance of Trust Preferred Securities of the Trust, the trust agreement will be amended and restated in its entirety (as so amended and restated, the “Trust Agreement”) and will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In exchange for our capital contribution to the Trust, we will own all of the common securities of the trust. The trust exists exclusively for the following purposes:
•	issuing the trust preferred securities to the public for cash;

•	issuing the common securities to us;

•	investing the proceeds from the sale of its preferred and common securities in an equivalent amount of junior subordinated debentures to be issued by us; and

•	engaging in activities that are incidental to those listed above, such as receiving payments on the debentures and making distributions to security holders, furnishing notices and other administrative tasks.
     A detailed description of the general terms of the trust preferred securities is set forth in “Description of the Trust Preferred Securities” and the applicable prospectus supplement will set forth the specific terms of any trust preferred securities.
USE OF PROCEEDS
     Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include:
•	repayments or refinancing of debt;

•	working capital;

•	capital expenditures;

•	acquisitions; and

•	repurchase or redemption of our securities including our preferred shares, common shares or warrants.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary banks.
     The Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of Wintrust Financial Corporation.
RATIO OF EARNINGS TO FIXED CHARGES
     Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing (1) income before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:
•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases.

Nine Months
	Ended September 30,	Year Ended December 31,
Ratio of Earnings to Fixed Charges	2008	2007	2006	2005	2004	2003
Including interest on deposits	1.13x	1.24x	1.34x	1.55x	1.78x	1.71x
Excluding interest on deposits	1.73x	2.52x	3.41x	4.08x	4.89x	4.82x

GENERAL DESCRIPTION OF SECURITIES
     We may offer under this prospectus: debt securities; common shares; preferred shares; depositary shares; warrants; stock purchase contracts; stock purchase units; junior subordinated debentures; guarantee of trust preferred securities; or any combination of the foregoing, either individually or as units consisting of two or more securities. The trust may offer trust preferred securities under this prospectus.
     The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
Debt May be Senior or Subordinated
     We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness,” which will be defined in the applicable prospectus supplement. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. Our debt securities will be issued under an indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part.
     The following briefly summarizes the material provisions of the indenture, which has been filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part. This summary of the indenture is not complete and is qualified in its entirety by reference to the indentures. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.
Payments
     We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.
     Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a discount below their stated principal amount.
Terms Specified in Prospectus Supplement
     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:
•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form and whether such bearer securities will be issued with coupons;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	any applicable United States federal income tax consequences, including:
•	whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes;

•	tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.
•	any other terms and conditions set forth therein.
Registration and Transfer of Debt Securities
     Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

     If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Description of Global Securities.”
Subordination Provisions
     Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner stated in the applicable prospectus supplement, to all of our senior indebtedness.
     Unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:
•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•	that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•	that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default and that declaration has not been rescinded and annulled as provided under the applicable supplemental indenture.
Covenants Mergers and Other Significant Corporate Actions
     Merger, Consolidation, Sale, Lease or Conveyance. The indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:
•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:
•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

•	immediately prior to or after giving effect to the merger, consolidation, sale, lease or conveyance, we or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture.
     Absence of Protections Against All Potential Actions of Wintrust. There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Wintrust or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Wintrust or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.
Events of Default
     The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.
     An “event of default” is defined under the indenture, with respect to any series of debt securities issued under that indenture, as being:
•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•	default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the related indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”);

•	specified events of bankruptcy, insolvency or reorganization;

•	failure to make any payment at maturity, including any applicable grace period, on any indebtedness under the indenture in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in principal amount of the outstanding indebtedness under the indenture, treated as one class;

•	default with respect to any indebtedness under the indenture in excess of $10,000,000 which default would have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have come due and payable, without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in principal amount of such indebtedness, treated as one class; or

•	any other event of default provided in a board resolution, an officer’s certificate or the supplemental indenture under which that series of debt securities is issued.
          If a failure, default or acceleration referred to in the fifth and sixth clauses above ceases or is cured, waived, rescinded or annulled, then the event of default under the applicable indenture caused by that failure, default or acceleration will also be considered cured.
     Acceleration of Debt Securities upon an Event of Default. The indenture provides that:
•	if an event of default (other than events of default relating to certain specified events of bankruptcy, insolvency or reorganization) occurs and is continuing, either the trustee or the holders of not less than 50% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Wintrust and to the trustee, if given by security holders, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•	if an event of default due to specified events of bankruptcy, insolvency or reorganization of Wintrust occurs and is continuing, then the principal of all those debt securities, interest accrued thereon will become immediately due and payable without any declaration or other act by the trustee or any security holder.
     Annulment of Acceleration and Waiver of Defaults. In some circumstances, with respect to a series, if any and all events of default under the indenture, other than the non-payment of the principal of or interest on the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of such series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities in such series.
     Indemnification of Trustee for Actions Taken on Your Behalf. The indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities, voting as one class, may, with respect to debt securities of that class, direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.
     Limitation on Actions by You as an Individual Holder. The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:
•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.
     Annual Certification. The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.
Discharge, Defeasance and Covenant Defeasance
     We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.
     Discharge. Under the indenture, we may discharge specific obligations to holders of any series of debt securities (1) that have been delivered to the trustee for cancellation or (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by depositing with the trustee, in trust, funds in an amount sufficient to pay when due, whether at maturity or upon redemption, the principal of and interest on the debt securities to the stated maturity or redemption date, as the case may be.
     Defeasance and Covenant Defeasance. If the provisions in the indenture relating to defeasance and covenant defeasance are applicable to the debt securities of any series, we may elect either:

•	defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	covenant defeasance, which means we may elect to be released from our obligations with respect to the debt securities under specified provisions of the indenture relating to (1) delivery to the trustee of certain reports and certificates, (2) the Company’s ability to consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, and (3) any additional covenants contained in a supplemental indenture for a particular series of debt securities or a board resolution or officers’ certificate delivered pursuant to the indenture, and any failure to comply with such obligations will not constitute an event of default with respect to the debt securities;
in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in cash and/or U.S. government obligations, sufficient to make scheduled payments of the principal of and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund payments.
     Defeasance will only be permitted if, among other things:
•	we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default has occurred or is continuing;

•	the deposit of funds will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	certain other provisions set forth in the indenture are met; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with.
     The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.
Modification of the Indenture
     Modification Without Consent of Holders. We and the applicable trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to, among other things:
•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add additional events of default;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.
     Modification with Consent of Holders. We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, each affected series voting as a separate class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not, among other things, make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:
•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, any amount of original issue discount, or interest thereon is payable;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Wintrust or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.
Governing Law
     Unless otherwise specified in a prospectus supplement, the debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of Illinois.
DESCRIPTION OF CAPITAL STOCK
     The following description of our capital stock that we may offer or issue hereunder does not purport to be complete and is qualified, in all respects, to applicable Illinois law and provisions of our amended and restated articles of incorporation, as amended, and our by-laws. Wintrust’s amended and restated articles of incorporation and Wintrust’s by- laws are incorporated by reference herein.

Authorized Capital Stock
     Under Wintrust’s amended and restated articles of incorporation, as amended, Wintrust has the authority to issue 60 million shares of common stock, no par value per share, and 20 million shares of preferred stock, no par value per share. Of the 20 million shares of preferred stock, 50,000 have been designated 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A (the “Perpetual Preferred Stock”) and 100,000 have been designated Junior Serial Preferred Stock A (the “Junior Serial Preferred Stock”). Our Junior Serial Preferred Stock was authorized in connection with our adoption of a rights agreement on July 28, 1998. These rights expired on June 30, 2005. As of November 6, 2008, 23,728,784 shares of common stock were issued and outstanding.
     Common Stock
     General. All shares of Wintrust common stock are, and the shares of Wintrust common stock issued upon conversion of the Preferred Stock will be, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of Wintrust common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Wintrust preferred stock, including the Preferred Stock, which Wintrust may designate and issue in the future. Shares of Wintrust common stock may be certificated or uncertificated, as provided by the Illinois Business Corporation Act.
     Voting Rights. Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders and does not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of our directors standing for election.
     Dividend Rights. The holders of our common stock are entitled to receive dividends, if and when declared payable by our board of directors from any funds legally available for the payment of dividends, subject to any preferential dividend rights of outstanding Wintrust preferred stock, including the Preferred Stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to share pro rata in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock, including the Preferred Stock.
     Preemptive Rights. Under our amended and restated articles of incorporation, the holders of our common stock have no preemptive, subscription, redemption or conversion rights.
     Listing. Our common shares are listed on the NASDAQ National Stock Market. We intend to apply to the NASDAQ National Market to list the additional common shares offered hereby.
     Preferred Stock
     General. Under our amended and restated articles of incorporation, our board of directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such series as may be permitted by the Illinois Business Corporation Act, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our shareholders.
     Preferred Stock Offered Hereby. If we offer preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred shares, including the following, where applicable:
•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculating dividends), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our shares of capital stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred shares will accumulate;

•	the dividend periods (or the method of calculating the dividend periods);

•	the voting rights of the preferred shares, if any;

•	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the class or series upon our liquidation or winding-up;

•	whether or not the shares of the series will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether the preferred shares of the series will be listed on a national securities exchange or quoted on an automated quotation system;

•	federal income tax considerations; and

•	the other material terms, rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.
     The description in the prospectus supplement will not necessarily be complete and reference will be made to the certificate of designation relating to a series of preferred shares which will be filed with the SEC.
     Preferred Stock Outstanding. Currently, the only preferred stock outstanding is 50,000 shares of Perpetual Preferred Stock. Non-Cumulative Dividends on the Perpetual Preferred Stock are payable quarterly in arrears if, when and as declared by our Board of Directors, at a rate of 8.00% per year on the liquidation preference of $1,000 per share. With certain limited exceptions, if we do not pay full cash dividends on the Perpetual Preferred Stock for the most recently completed dividend period, we may not pay dividends on, or repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking equally with or junior to the Perpetual Preferred Stock. The Perpetual Preferred Stock is not redeemable by the holders thereof or us.
     Holders of the Perpetual Preferred Stock may convert their shares into common stock at any time. We may convert all of the Perpetual Preferred Stock into common stock upon the consummation of certain Fundamental Transactions (as defined in the certificate of designations establishing the Perpetual Preferred Stock) consummated on or after August 26, 2010, provided that we have declared and paid in full dividends on the Perpetual Preferred Stock for the four most recently completed quarterly dividend periods. On or after August 26, 2013, we may convert any or all of the Perpetual Preferred Stock into common stock if, for 20 trading days during any period of 30 consecutive trading days, the closing price of our common stock exceeds $35.59 and we have declared and paid in full dividends on the Perpetual Preferred Stock for the four most recently completed quarterly dividend periods. The conversion price of the Perpetual Preferred Stock is subject to customary anti-dilution adjustments. In addition, the conversion price will be adjusted if we sell more than $10 million of common stock (or securities convertible into or exchangeable for common stock) prior to August 26, 2010 at a price per share that is less than an amount that is $1.00 beneath the then applicable conversion price.
     If the Company consummates a Reorganization Event (as defined in the certificate of designations establishing the Perpetual Preferred Stock), each share of the Perpetual Preferred Stock will, without the consent of the holders, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the shares of common stock. If we consummates a Fundamental Transaction prior to August 26, 2010, holders of shares of Perpetual Preferred Stock may convert such shares into the right to receive the consideration into which shares of common stock are exchanged or converted as a result of such Fundamental Transaction. The consideration to be received by the holders of Perpetual Preferred Stock for each share of common stock into which the Perpetual Preferred Stock is convertible must have a fair value of at least $38.33 per share, which is equal to 140% of the initial conversion price, if such Fundamental Transaction is consummated on or prior to August 26, 2009, and a fair value of at least $36.96 per share, which is equal to 135% of the initial conversion price, if such Fundamental Transaction is consummated prior to August 26, 2010, in each case as equitably adjusted for stock splits, stock combinations, stock dividends or similar transactions.
          Holders of the Perpetual Preferred Stock generally do not have any voting rights, except as required by law. However, we may not amend our articles of incorporation in a manner adverse to the rights of the Perpetual Preferred Stock, issue capital stock ranking senior to the Perpetual Preferred Stock or take certain other actions without the approval of the holders of the Perpetual Preferred Stock. In addition, holders of the Perpetual Preferred Stock, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on the Perpetual Preferred Stock for four or more quarterly dividend periods, whether or not consecutive.
     The Perpetual Preferred Stock Preferred is not traded or quoted on any market.
     Depositary Shares
     We may elect to offer fractional preferred shares rather than full preferred shares. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred shares. If we offer depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred shares to which the depositary shares relate.
     The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.
Exchange Agent and Registrar
     Illinois Stock Transfer Company is the exchange agent and registrar for our common stock. Unless the applicable prospectus supplement specifies otherwise, the exchange agent and registrar for each series of preferred stock will be Illinois Stock Transfer Company.
Certain Provisions That May Have an Anti-Takeover Effect
     Certain provisions of Wintrust’s articles of incorporation, by-laws and the IBCA may have the effect of impeding the acquisition of control of Wintrust by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by Wintrust’s board of directors.
     These provisions may have the effect of discouraging a future takeover attempt which is not approved by Wintrust’s board of directors but which individual Wintrust shareholders may deem to be in their best interests or in which Wintrust shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Wintrust’s current board of directors or management more difficult.
          These provisions of Wintrust’s articles of incorporation and by-laws include the following:
•	our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of Wintrust, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

•	our articles of incorporation do not provide for cumulative voting for any purpose, and our articles of incorporation and by-laws also provide that any action required or permitted to be taken by shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting;

•	our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA. Section 7.85 prohibits a publicly held Illinois corporation from engaging in a business combination unless, in addition to any affirmative vote required by law or the articles of incorporation of the company, the proposed business combination:
▪	receives the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors voting together as a single class (the voting shares), and the affirmative vote of a majority of the voting shares held by disinterested shareholders;

▪	is approved by at least two-thirds of the disinterested directors; or

▪	provides for consideration offered to shareholders that meets certain fair price standards and satisfies certain procedural requirements.

▪	Such fair price standards require that the fair market value per share of the consideration offered be equal to or greater than the higher of:
•	the highest per share price paid by the interested shareholder during the two-year period immediately prior to the first public announcement of the proposed business combination or in the transaction by which the interested shareholder became an interested shareholder; and

•	the fair market value per common share on the first trading date after the first public announcement of the proposed business combination or on the first trading date after the date of the first public announcement that the interested shareholder has become an interested shareholder.
•	For purposes of Section 7.85, disinterested director means any member of the board of directors of the corporation who:
•	is neither the interested shareholder nor an affiliate or associate of the interested shareholder;

•	was a member of the board of directors prior to the time that the interested shareholder became an interested shareholder or was a director of the corporation before January 1, 1997, or was recommended to succeed a disinterested director by a majority of the disinterested directors then in office; and

•	was not nominated for election as a director by the interested shareholder or any affiliate or associate of the interested shareholder.
•	the amendment of our articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to certain business combinations, (c) limiting the shareholders’ ability to act by written consent, (d) regarding the minimum number of directors, (e) indemnification of directors and officers by Wintrust and limitation of liability for directors, and (f) regarding amendment of the foregoing supermajority provisions of our articles of incorporation. Wintrust’s by-laws may be amended only by the board of directors.
          The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of our board of directors.
     Additionally, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring “control” of a bank holding company unless:
•	the Federal Reserve has been given 60 days’ prior written notice of such proposed acquisition; and

•	within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued.
     An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Wintrust, would, under the circumstances set forth in the presumption, constitute the acquisition of control. The receipt of revocable proxies, provided the proxies terminate within a reasonable time after the meeting to which they relate, is not included in determining percentages for change in control purposes.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase debt securities, common shares, or preferred shares. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
     The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common shares or preferred shares purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.
     The description in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates, which we refer to in this Prospectus as “Stock Purchase Contracts.” The price per common share and number of common shares may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common shares under the Stock Purchase Contracts, which we refer to in this Prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.
     The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.
DESCRIPTION OF THE TRUST
     Wintrust Capital Trust VI is a Delaware statutory trust formed pursuant to the Delaware Statutory Trust Act under a trust agreement executed by us, as sponsor for the trust, and the trustees, and a certificate of trust has been filed with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety in the form filed as an exhibit to the registration statement of which this prospectus is a part, as of the date the trust preferred securities are initially issued. The trust agreement will be qualified under the Trust Indenture Act of 1939.
     The following discussion contains a description of the material terms of the trust agreement for the trust and is subject to, and is qualified in its entirety by reference to, the amended and restated trust agreement.
     The holders of the trust preferred securities issued pursuant to an offering described in this prospectus and subsequent prospectus supplements will own all of the issued and outstanding trust preferred securities of the trust which have certain prior rights over the other securities of the trust in certain circumstances as specified in this prospectus. We will not initially own any of the trust preferred securities. We will initially own, directly or indirectly, all of the issued and outstanding common securities. The common securities, together with the trust preferred securities, are called the trust securities.
     The trust exists exclusively for the purposes of:
•	issuing the trust preferred securities to the public for cash;

•	issuing its common securities to us in exchange for our capitalization of the trust;

•	investing the proceeds from the sale of the trust securities in an equivalent amount of debentures; and

•	engaging in other activities that are incidental to those listed above, such as receiving payments on the debentures and making distributions to security holders, furnishing notices and other administrative tasks.
     The trust will not have any independent business operations or any assets, revenues or cash flows other than those related to the issuance and administration of the trust securities.
     The rights of the holders of the trust securities are as set forth in the trust agreement, the Delaware Statutory Trust Act and the Trust Indenture Act. The trust agreement does not permit the trust to borrow money or make any investment other than in the debentures. Other than with respect to payment of distributions on and the liquidation amount of the trust securities, Wintrust has agreed to pay for all debts and obligations and all costs and expenses of the trust, including the fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses related to these charges, to which the trust may become subject, except for United States withholding taxes that are properly withheld.
     The number of trustees of the trust will initially be five. Three of the trustees will be persons who are employees or officers of or who are affiliated with Wintrust. They are the administrative trustees. The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware. It is the Delaware trustee. Initially, Wilmington Trust Company, a Delaware banking corporation, will act as Delaware trustee. The fifth trustee, called the property trustee, will also initially be Wilmington Trust Company. The property trustee is the institutional trustee under the trust agreement and acts as the indenture trustee called for under the applicable provisions of the Trust Indenture Act. Also for purposes of compliance with the Trust Indenture Act, Wilmington Trust Company will act as guarantee trustee and indenture trustee under the guarantee agreement and the indenture. We, as holder of all of the common securities, will have the right to appoint or remove any trustee unless an event of default under the indenture has occurred and is continuing, in which case only the holders of the trust preferred securities may remove the Delaware trustee or the property trustee. The trust has a term of approximately 31 years but may terminate earlier as provided in the trust agreement.
     The property trustee will hold the debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, the property trustee will maintain exclusive control of a segregated noninterest-bearing “payment account” established with Wilmington Trust Company to hold all payments made on the debentures for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the payment account. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities. We will pay all fees and expenses related to the trust and the offering of the trust preferred securities, including the fees and expenses of the trustees.
DESCRIPTION OF TRUST PREFERRED SECURITIES
     The trust will issue only one series of trust preferred securities and one series of common securities. The trust agreement for the trust will be qualified as an indenture under the Trust Indenture Act of 1939. The trust preferred securities will have terms and will be subject to conditions as set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act. This summary of certain provisions of the trust preferred securities and each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and those provisions made part of each trust agreement by the Trust Indenture Act. A form of the trust agreement to be used in connection with the issuance of the trust preferred securities and a form of the trust preferred securities are filed as exhibits to the registration statement that includes this prospectus. Wherever particular defined terms of a trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference. A copy of the form of the trust agreement is available upon request from the property trustee.

General
     The trust agreement authorizes the administrative trustees, on behalf of the trust, to issue the trust securities, which are comprised of the trust preferred securities to be sold to the public and the common securities. We will own all of the common securities issued by the trust. The trust is not permitted to issue any securities other than the trust securities or incur any other indebtedness.
     The trust preferred securities will represent preferred undivided beneficial interests in the assets of the trust, and the holders of the trust preferred securities will be entitled to a preference over the common securities upon an event of default with respect to distributions and amounts payable on redemption or liquidation. The trust preferred securities will rank equally, and payments on the trust preferred securities will be made proportionally, with the common securities, except as described under “—Subordination of Common Securities.”
     The property trustee will hold legal title to the debentures in trust for the benefit of the holders of the trust securities. We will guarantee the payment of distributions out of money held by the trust, and payments upon redemption of the trust preferred securities or liquidation of the trust, to the extent described under “Description of the Guarantee.” The guarantee agreement does not cover the payment of any distribution or the liquidation amount when the trust does not have sufficient funds available to make these payments.
     The specific terms of the trust preferred securities offered by the trust will be described in a prospectus supplement, including:
•	the specific designation, liquidation amount, number to be issued by the trust and purchase price;

•	the currency or units based on or relating to currencies in which distributions and other payments will or may be payable;

•	the distribution rates (or the method by which the rates will be determined), if any;

•	the dates on which any distributions will be payable;

•	any provisions relating to deferral of distribution payments;

•	the places where distributions and other amounts payable on the trust preferred securities will be payable;

•	any repayment, redemption, prepayment or sinking fund provisions;

•	any conversion or exchange provisions;

•	the voting rights, if any, of holders of the capital securities;

•	the terms and conditions, if any, upon which the assets of the trust may be distributed to holders of the trust preferred securities;

•	any applicable United States federal income tax consequences; and

•	any other specific terms of the trust preferred securities.
     If indicated in the applicable prospectus supplement, the terms of the trust agreement for, and capital securities offered by, the trust may differ from the terms summarized in this prospectus.

Distributions
     Source of Distributions. The funds of the trust available for distribution to holders of the trust preferred securities will be limited to payments made under the debentures, which the trust will purchase with the proceeds from the sale of the trust securities. Distributions will be paid through the property trustee, which will hold the amounts received from our interest payments on the debentures in the payment account for the benefit of the holders of the trust securities. If we do not make interest payments on the debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities.
     Distributions will accumulate from the date of issuance, will be cumulative and will be computed on the basis of a 360-day year of twelve 30-day months. If the distribution date is not a business day, then payment of the distributions will be made on the next day that is a business day, without any additional interest or other payment for the delay. However, if the next business day is in the next calendar year, payment of the distribution will be made on the business day immediately preceding the scheduled distribution date.
     Extension Period. As long as no event of default under the indenture has occurred and is continuing, we have the right to defer the payment of interest on the debentures at any time for a period not exceeding 20 consecutive quarters. We refer to this period of deferral as an “extension period.” No extension period may extend beyond the maturity date or end on a date other than an interest payment date, which dates are the same as the distribution dates. If we defer the payment of interest, quarterly distributions on the trust preferred securities will also be deferred during any such extension period. Any deferred distributions under the trust preferred securities will accumulate additional amounts at an annual rate compounded quarterly from the relevant distribution date. The term “distributions” as used in this prospectus includes those accumulated amounts.
     During an extension period, we may not:
•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock);

•	make any payment of principal, interest or premium on or repay, repurchase or redeem any debt securities that rank equally with (including the debentures issued to our other affiliated Delaware trusts), or junior in interest to, the debentures;

•	make any guarantee payments with respect to any other guarantee by us of any other debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the debentures (other than payments under the guarantee for the trust preferred securities); or

•	redeem, purchase or acquire less than all of the debentures or any of the trust preferred securities.
     After the termination of any extension period and the payment of all amounts due, we may elect to begin a new extension period, subject to the above requirements.
     We do not currently intend to exercise our right to defer distributions on the trust preferred securities by deferring the payment of interest on the debentures.
Redemption or Exchange
     General. Subject to the prior approval of the Federal Reserve, if required, we will have the right to redeem the debentures:
•	in whole at any time, or in part from time to time, on or after the date set forth in the applicable prospectus supplement;

•	at any time, in whole, within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms we define below; or

•	at any time, and from time to time, to the extent of any trust preferred securities we purchase, plus a proportionate amount of the common securities we hold.
     Mandatory Redemption. Upon our repayment or redemption, in whole or in part, of any debentures, whether on the date set forth in the applicable prospectus supplement or earlier, the property trustee will apply the proceeds to redeem the same amount of the trust securities, upon not less than 30 days’ nor more than 60 days’ notice, at the redemption price. The redemption price will equal 100% of the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions to the date of redemption. If less than all of the debentures are to be repaid or redeemed on a date of redemption, then the proceeds from such repayment or redemption will be allocated to redemption of trust preferred securities and common securities proportionately.
     Distribution of Debentures in Exchange for Trust Preferred Securities. Upon prior approval of the Federal Reserve, if required by law or regulation, we will have the right at any time to dissolve, wind-up or terminate the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, including, without limitation, amounts due and owing the trustees of the trust, cause the debentures to be distributed directly to the holders of trust securities in liquidation of the trust. See “—Liquidation Distribution Upon Termination.”
     After the liquidation date fixed for any distribution of debentures in exchange for trust preferred securities:
•	those trust securities will no longer be deemed to be outstanding;

•	certificates representing debentures in a principal amount equal to the liquidation amount of those trust preferred securities will be issued in exchange for the trust preferred securities;

•	we will use our best efforts to list the debentures on the Nasdaq National Market or on such other exchange as the trust preferred securities are then listed;

•	any certificates representing trust securities that are not surrendered for exchange will be deemed to represent debentures with a principal amount equal to the liquidation amount of those trust preferred securities, accruing interest at the rate provided for in the debentures from the last distribution date on the trust preferred securities; and

•	all rights of the trust securityholders other than the right to receive debentures upon surrender of a certificate representing trust securities will terminate.
     We cannot assure you that the market prices for the trust preferred securities or the debentures that may be distributed if a dissolution and liquidation of the trust were to occur would be favorable. The trust preferred securities that an investor may purchase, or the debentures that an investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.
     Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event. Subject to the receipt of approval from the Federal Reserve, if a Tax Event, an Investment Company Event or a Capital Treatment Event occurs, we will have the right to redeem the debentures in whole, but not in part, and thereby cause a mandatory redemption of all of the trust securities at the redemption price described above. If one of these events occurs and we do not elect to redeem the debentures, or to dissolve the trust and cause the debentures to be distributed to holders of the trust securities, then the trust preferred securities will remain outstanding and additional interest may be payable on the debentures.
     “Tax Event” means the receipt by the trust and us of an opinion of counsel experienced in such matters stating that, as a result of any change or prospective change in the laws or regulations of the United States or any political subdivision or taxing authority of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying the tax laws or regulations, there is more than an insubstantial risk that:
•	interest payable by us on the debentures is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for federal income tax purposes;

•	the trust is, or will be within 90 days after the date of the opinion, subject to federal income tax with respect to income received or accrued on the debentures; or

•	the trust is, or will be within 90 days after the date of opinion, subject to more than an immaterial amount of other taxes, duties, assessments or other governmental charges.
     “Investment Company Event” means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as a result of a change in law or regulation or a change in interpretation or application of law or regulation.
     “Capital Treatment Event” means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk of impairment of our ability to treat the trust preferred securities as Tier 1 capital for purposes of the current capital adequacy guidelines of the Federal Reserve, as a result of any amendment to any laws or any regulations.
     For all of the events described above, we or the trust must request and receive an opinion with regard to the event within a reasonable period of time after we become aware of the possible occurrence of an event of this kind.
     Redemption of Debentures in Exchange for Trust Preferred Securities We Purchase. Upon prior approval of the Federal Reserve, if required by law or regulation, we will also have the right at any time, and from time to time, to redeem debentures in exchange for any trust preferred securities we may have purchased in the market. If we elect to surrender any trust preferred securities beneficially owned by us in exchange for redemption of a like amount of debentures, we will also surrender a proportionate amount of common securities in exchange for debentures. Trust preferred securities owned by other holders will not be called for redemption at any time when we elect to exchange trust securities we own for debentures.
     The common securities we surrender will be in the same proportion to the trust preferred securities we surrender as is the ratio of common securities purchased by us to the trust preferred securities issued by the trust. In exchange for the trust securities surrendered by us, the property trustee will cause to be released to us for cancellation debentures with a principal amount equal to the liquidation amount of the trust securities, plus any accumulated but unpaid distributions, if any, then held by the property trustee allocable to those trust securities. After the date of redemption involving an exchange by us, the trust securities we surrender will no longer be deemed outstanding and the debentures redeemed in exchange will be cancelled.
Redemption Procedures
     Trust preferred securities will be redeemed at the redemption price with the applicable proceeds from our contemporaneous redemption of the debentures. Redemptions of the trust preferred securities will be made, and the redemption price will be payable, on each redemption date only to the extent that the trust has funds available for the payment of the redemption price.
     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the debentures, interest will cease to accumulate on the debentures called for redemption on and after the date of redemption.

     If the trust gives notice of redemption of its trust securities, then the property trustee, to the extent funds are available, will irrevocably deposit with the depositary for the trust securities funds sufficient to pay the aggregate redemption price and will give the depositary for the trust securities irrevocable instructions and authority to pay the redemption price to the holders of the trust securities. If the trust preferred securities are no longer in book-entry only form, the property trustee, to the extent funds are available, will deposit with the designated paying agent for such trust preferred securities funds sufficient to pay the aggregate redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the date of redemption for any trust securities called for redemption will be payable to the holders of the trust securities on the relevant record dates for the related distribution dates.
     If notice of redemption has been given and we have deposited funds as required, then on the date of the deposit all rights of the holders of the trust securities called for redemption will cease, except the right to receive the redemption price, but without interest on such redemption price after the date of redemption. The trust securities will also cease to be outstanding on the date of the deposit. If any date fixed for redemption of trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next succeeding calendar year, payment of the interest will be made on the immediately preceding business day.
     If payment of the redemption price in respect of trust securities called for redemption is improperly withheld or refused and not paid by the trust, or by us pursuant to the guarantee, distributions on the trust securities will continue to accumulate at the applicable rate from the date of redemption originally established by the trust for the trust securities to the date the redemption price is actually paid. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.
     Payment of the redemption price on the trust preferred securities will be made to the applicable recordholders as they appear on the register for the trust preferred securities on the relevant record date, which will be the date 15 days prior to the relevant redemption date.
     If less than all of the trust securities are to be redeemed, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated proportionately to those trust securities based upon the relative liquidation amounts. The particular trust preferred securities to be redeemed will be selected by the property trustee from the outstanding trust preferred securities not previously called for redemption by a method the property trustee deems fair and appropriate. The property trustee will promptly notify the registrar for the trust preferred securities in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. If the redemption relates to trust preferred securities purchased by us and being exchanged for a like amount of debentures, then the trust preferred securities we own will be the ones selected for redemption.
     Subject to applicable law, if we are exercising our right to defer interest payments on the debentures or an event of default under the indenture for the debentures shall have occurred and be continuing, we may not, at any time, purchase outstanding trust preferred securities.
Subordination of Common Securities
     Payment of distributions on, and the redemption price of, the trust preferred securities and common securities will be made based on the liquidation amount of these securities. However, if an event of default under the indenture has occurred and is continuing, no distributions on or redemption of the common securities may be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or before that time, or in the case of payment of the redemption price, payment of the full amount of the redemption price on all of the outstanding trust preferred securities then called for redemption, has been made or provided for. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the redemption price of, the trust preferred securities then due and payable.

     In the case of the occurrence and continuance of any event of default under the trust agreement resulting from an event of default under the indenture, we, as holder of the common securities, will be deemed to have waived any right to act with respect to that event of default under the trust agreement until the effect of the event of default has been cured, waived or otherwise eliminated. Until the event of default under the trust agreement has been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on our behalf, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.
Liquidation Distribution upon Termination
     We will have the right at any time to dissolve, wind-up or terminate the trust and cause debentures to be distributed to the holders of the trust preferred securities. This right is subject, however, to us receiving approval of the Federal Reserve, if required by law or regulation.
     In addition, the trust will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of:
•	our bankruptcy, dissolution or liquidation;

•	the distribution of a like amount of the debentures to the holders of trust securities, if we have given written direction to the property trustee to terminate the trust;

•	redemption of all of the trust preferred securities as described under “—Redemption or Exchange—Mandatory Redemption”; or

•	the entry of a court order for the dissolution of the trust.
     With the exception of a redemption as described under “—Redemption or Exchange—Mandatory Redemption,” if an early termination of the trust occurs, the trust will be liquidated by the trustees as expeditiously as they determine to be possible. After satisfaction of liabilities to creditors of the trust as provided by applicable law, the trustees will distribute to the holders of trust securities, debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such debentures are distributed, with accrued and unpaid interest in an amount equal to the accrued and unpaid interest then due on such debentures.
     However, if the property trustee determines that the distribution is not practical, then the holders of trust securities will be entitled to receive, instead of debentures, a proportionate amount of the liquidation distribution. The liquidation distribution will be the amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the trust securities will be paid on a proportional basis, based on liquidation amounts, to us, as the holder of the common securities, and to the holders of the trust preferred securities. However, if an event of default under the indenture has occurred and is continuing, the trust preferred securities will have a priority over the common securities. See “—Subordination of Common Securities.”
     Under current United States federal income tax law and interpretations and assuming that the trust is treated as a grantor trust, as is expected, a distribution of the debentures should not be a taxable event to holders of the trust preferred securities. Should there be a change in law, a change in legal interpretation, a Tax Event or another circumstance, however, the distribution could be a taxable event to holders of the trust preferred securities. The applicable prospectus supplement will contain a detailed description of these tax consequences.
     If we do not elect to redeem the debentures prior to maturity or to liquidate the trust and distribute the debentures to holders of the trust preferred securities, the trust preferred securities will remain outstanding until the repayment of the debentures. If we elect to dissolve the trust and thus cause the debentures to be distributed to holders of the trust securities in liquidation of the trust, we will continue to have the right to shorten the maturity of the debentures.

Events of Default; Notice
     Any one of the following events constitutes an event of default under the trust agreement with respect to the trust preferred securities:
•	the occurrence of an event of default under the indenture;

•	a default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•	a default by the trust in the payment of any redemption price of any of the trust securities when it becomes due and payable;

•	a default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than those defaults covered in the two immediately preceding bullet points, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the trustee(s) by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.
     Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the trust preferred securities, the administrative trustees and to us, unless the event of default has been cured or waived. Wintrust and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.
     If an event of default under the indenture has occurred and is continuing, the trust preferred securities will have preference over the common securities upon termination of the trust. The existence of an event of default under the trust agreement does not entitle the holders of trust preferred securities to accelerate the maturity thereof, unless the event of default is caused by the occurrence of an event of default under the indenture and both the indenture trustee and holders of at least 25% in principal amount of the debentures fail to accelerate the maturity thereof.
Removal of the Trustees
     Unless an event of default under the indenture has occurred and is continuing, we may remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee or the Delaware trustee. The holders of the trust preferred securities have no right to vote to appoint, remove or replace the administrative trustees. These rights are vested exclusively with us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the trust agreement.
Co-Trustees and Separate Property Trustee
     Unless an event of default under the indenture has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we will have the power to appoint at any time or times, and upon written request of the property trustee will appoint, one or more persons or entities either (1) to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or (2) to act as separate trustee of any trust property. In either case these trustees will have the powers that may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case an event of default under the indenture has occurred and is continuing, the property trustee alone will have power to make the appointment.
Merger or Consolidation of Trustees
     Generally, any person or successor to any of the trustees may be a successor trustee to any of the trustees, including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as a trustee.
Mergers, Consolidations, Amalgamations or Replacements of the Trust
     The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. For these purposes, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, in some cases that transaction may be considered to involve a replacement of the trust, and the conditions set forth below would apply to such transaction. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, undertake a transaction listed above if the following conditions are met:
•	the successor entity either (a) expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or (b) substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (referred to as “successor securities”) so long as the successor securities rank the same in priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity possessing substantially the same powers and duties as the property trustee in its capacity as the holder of the debentures;

•	the successor securities are listed or traded or will be listed or traded on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust;

•	prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel that (a) any transaction of this kind does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and (b) following the transaction, neither the trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act; and

•	we own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee, the debentures, the trust agreement and the expense agreement.
     Notwithstanding the foregoing, the trust may not, except with the consent of every holder of the trust preferred securities, enter into any transaction of this kind if the transaction would cause the trust or the successor entity not to be classified as a grantor trust for federal income tax purposes.

Voting Rights; Amendment to Trust Agreement
     Except as described below and under “Description of the Guarantee—Amendments” and as otherwise required by the Trust Indenture Act and the trust agreement, the holders of the trust preferred securities will have no voting rights.
     The trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust preferred securities, in the following circumstances:
•	with respect to acceptance of appointment by a successor trustee;

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, as long as the amendment is not inconsistent with the other provisions of the trust agreement and does not have a material adverse effect on the interests of any holder of trust securities;

•	to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act; or

•	to reduce or increase the liquidation amount of the trust securities and simultaneously to correspondingly increase or decrease the number of trust securities issued and outstanding solely for the purpose of maintaining the eligibility of the preferred securities for quotation or listing on any national securities exchange or other organization on which the preferred securities are then quoted or listed, as long as the aggregate liquidation amount of the trust securities outstanding upon completion of such increase or reduction does not change.
     With the consent of the holders of a majority of the aggregate liquidation amount of the outstanding trust securities, we and the trustees may amend the trust agreement if the trustees receive an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each affected holder of trust securities, the trust agreement may not be amended to (a) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or (b) restrict the right of a holder of trust securities to institute suit for the enforcement of the payment on or after that date.
     As long as the property trustee holds any debentures, the trustees will not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:
•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the debentures;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the debentures will be due and payable; or

•	consent to any amendment or termination of the indenture or the debentures, where the property trustee’s consent is required. However, where a consent under the indenture requires the consent of each holder of the affected debentures, no consent will be given by the property trustee without the prior consent of each holder of the trust preferred securities.

     The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust shall continue to be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.
     Any required approval of holders of trust securities may be given at a meeting or by written consent. The property trustee will cause a notice of any meeting at which holders of the trust securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust securities.
     No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel its trust preferred securities in accordance with the trust agreement.
     Notwithstanding the fact that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by Wintrust, the trustees or any affiliate of Wintrust or any trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.
Payment and Paying Agency
     Payments in respect of the trust preferred securities will be made to The Depository Trust Company, or DTC, which will credit the relevant accounts of participants on the applicable distribution dates, or, if any of the trust preferred securities are not held by DTC, the payments will be made by check mailed to the address of the holder as listed on the register of holders of the trust preferred securities. The paying agent for the trust preferred securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and the administrative trustees. The paying agent for the trust preferred securities may resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and us. If the property trustee no longer is the paying agent for the trust preferred securities, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to us and the property trustee.
Register and Transfer Agent
     The property trustee will act as the registrar and the transfer agent for the trust preferred securities. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust and its registrar and transfer agent will not be required to register or cause to be registered the transfer of trust preferred securities after they have been called for redemption.
Information Concerning the Property Trustee
     The property trustee undertakes to perform only the duties set forth in the trust agreement. After the occurrence of an event of default that is continuing, the property trustee must exercise the same degree of care and skill as a prudent person exercises or uses in the conduct of its own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities are entitled to vote upon, then the property trustee will take the action directed in writing by us. If the property trustee is not so directed, then it will take the action it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous
     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:
•	the trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act;

•	the trust will not be classified as an association taxable as a corporation for federal income tax purposes; and

•	the debentures will be treated as indebtedness of Wintrust for federal income tax purposes.
     In this regard, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable for these purposes.
     Holders of the trust preferred securities have no preemptive or similar rights. The trust agreement and the trust securities will be governed by Delaware law.
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES
     Concurrently with the issuance of the trust preferred securities, the trust will invest the proceeds from the sale of the trust preferred securities in the debentures issued by us. The debentures will be issued as unsecured debt under the indenture between us and an indenture trustee. The indenture will be qualified under the Trust Indenture Act. When used in this section, indenture refers only to the indenture for the junior subordinated debentures of Wintrust, and not the indenture for the debt securities of Wintrust.
     The following discussion contains a description of the material provisions of the indenture and is subject to, and is qualified in its entirety by reference to, the indenture and to the Trust Indenture Act. We urge prospective investors to read the form of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.
General
     The debentures will be unsecured and will rank junior to all of our senior and subordinated debt, including indebtedness we may incur in the future. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary’s liquidation or reorganization or otherwise, and thus the ability of holders of the debentures to benefit indirectly from any distribution by a subsidiary, is subject to the prior claim of creditors of the subsidiary, except to the extent that we may be recognized as a creditor of the subsidiary. The debentures will, therefore, be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of debentures should look only to our assets for payment. Except as otherwise provided in the applicable prospectus supplement, the indenture does not limit our ability to incur or issue secured or unsecured senior and junior debt. See "—Subordination” and “—Miscellaneous.”
     The indenture does not contain provisions that afford holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us, nor does it require us to maintain or achieve any financial performance levels or to obtain or maintain any credit rating on the debentures.
     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered junior subordinated debentures:
•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of the junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof, including the right, if any, of Wintrust to shorten or extend the stated maturity date in certain circumstances;

•	the rate or rates, if any, at which the junior subordinated debentures will bear interest, the dates on which that interest will be payable, our right, if any, to defer or extend an interest payment date and the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

•	the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the indenture as described below under “—Registration and Transfer of Junior Subordinated Debentures,” the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures and the indenture may be made;

•	any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at our option or at the option of a holder of junior subordinated debentures;

•	our obligation, if any, to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the denominations in which any junior subordinated debentures will be issuable;

•	if other than in U.S. dollars, in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

•	any additions, modifications or deletions in the events of default under the indenture or covenants of Wintrust specified in the indenture with respect to the junior subordinated debentures;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debentures that will be payable upon declaration of acceleration of maturity;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, and interest on the junior subordinated debentures and the manner in which those amounts will be determined;

•	whether the junior subordinated debentures will be issuable in registered form or bearer form or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the bearer securities;

•	any additions or changes to the indenture with respect to a series of junior subordinated debentures as will be necessary to permit or facilitate the issuance of that series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents;

•	whether the junior subordinated debentures will be convertible or exchangeable for other securities or property and, if so, the terms of any conversion or exchange and the terms of the other securities; and

•	any other terms of the junior subordinated debentures not inconsistent with the provisions of the indenture.
Registration and Transfer of Junior Subordinated Debentures
     Holders may present junior subordinated debentures for exchange, and holders of registered junior subordinated debentures may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the junior subordinated debentures and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the indenture.
     Holders may transfer junior subordinated debentures in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.
Subordination
     The debentures are subordinated and junior in right of payment to all of our senior and subordinated debt, as defined in the applicable prospectus supplement. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up or reorganization of Wintrust, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings in connection with any insolvency or bankruptcy proceedings, the holders of our senior and subordinated debt will first be entitled to receive payment in full of principal and interest before the holders of debentures will be entitled to receive or retain any payment in respect of the debentures.
     If the maturity of any debentures is accelerated, the holders of all of our senior and subordinated debt outstanding at the time of the acceleration will also be entitled to first receive payment in full of all amounts due to them, including any amounts due upon acceleration, before the holders of the debentures will be entitled to receive or retain any principal or interest payments on the debentures.
     No payments of principal or interest on the debentures may be made if there has occurred and is continuing a default in any payment with respect to any of our senior or subordinated debt or an event of default with respect to any of our senior or subordinated debt resulting in the acceleration of the maturity of the senior or subordinated debt, or if any judicial proceeding is pending with respect to any default.
Payment and Paying Agent
     Generally, payment of principal of and interest on the debentures will be made at the office of the indenture trustee. However, we have the option to make payment of any interest by (a) check mailed to the address of the person entitled to payment at the address listed in the register of holders of the debentures, or (b) wire transfer to an account maintained by the person entitled thereto as specified in the register of holders of the debentures, provided that proper transfer instructions have been received by the applicable record date. Payment of any interest on debentures will be made to the person in whose name the debenture is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest.
     Any moneys deposited with the indenture trustee or any paying agent for the debentures, or then held by us in trust, for the payment of the principal of or interest on the debentures and remaining unclaimed for two years after the principal or interest has become due and payable, will be repaid to us. If we hold any of this money in trust, then it will be discharged from the trust to us and the holder of the debenture will thereafter look, as a general unsecured creditor, only to us for payment.

Registrar and Transfer Agent
     The indenture trustee will act as the registrar and the transfer agent for the debentures. Debentures may be presented for registration of transfer, with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed, at the office of the registrar. Provided that we maintain a transfer agent in New York City, we may rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. We may at any time designate additional transfer agents with respect to the debentures.
     If we redeem any of the debentures, neither we nor the indenture trustee will be required to (a) issue, register the transfer of or exchange any debentures during a period beginning at the opening of business 15 days before the day of the mailing of and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (b) transfer or exchange any debentures so selected for redemption, except, in the case of any debentures being redeemed in part, any portion not to be redeemed.
Modification of Indenture
     We and the indenture trustee may, from time to time without the consent of the holders of the debentures, amend, waive our rights under or supplement the indenture for purposes which do not materially adversely affect the rights of the holders of the debentures. Other changes may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debentures. However, without the consent of the holder of each outstanding debenture affected by the proposed modification, no modification may:
•	extend the maturity date of the debentures;

•	reduce the principal amount or the rate or extend the time of payment of interest; or

•	reduce the percentage of principal amount of debentures required to amend the indenture.
     As long as any of the trust preferred securities remain outstanding, no modification of the indenture may be made that requires the consent of the holders of the debentures, no termination of the indenture may occur, and no waiver of any event of default under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the trust securities.
Debenture Events of Default
     The indenture provides that any one or more of the following events with respect to the debentures that has occurred and is continuing constitutes an event of default under the indenture:
•	our failure to pay any interest on the debentures for 30 days after the due date, except where we have properly deferred the interest payment;

•	our failure to pay any principal on the debentures when due whether at maturity, upon redemption or otherwise;

•	our failure to observe or perform in any material respect any other covenants or agreements contained in the indenture for 90 days after written notice to us from the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures; or

•	our bankruptcy, insolvency or reorganization or dissolution of the trust other than in connection with a distribution of the debentures in connection with such dissolution, redemption of the trust securities or certain transactions permitted under the trust agreement.
     The holders of a majority of the aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee, or the holders of at least 25% in aggregate outstanding principal amount of the debentures, may declare the principal due and payable immediately upon an event of default under the indenture. The holders of a majority of the outstanding principal amount of the debentures may rescind and annul the declaration if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee and any and all events of default have been remedied or waived by the holders of a majority of the outstanding principal amount of the debentures. The holders may not annul the declaration and waive a default if the default is the non-payment of the principal of the debentures which has become due solely by the acceleration.
     So long as the property trustee is the holder of the debentures, an event of default under the indenture has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the debentures.
     We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the indenture.
Enforcement of Certain Rights by Holders of the Trust Preferred Securities
     If an event of default under the indenture has occurred and is continuing and the event is attributable to the failure by us to pay interest on or principal of the debentures on the date on which the payment is due and payable, then a holder of trust preferred securities may institute a direct action against us to compel us to make the payment. We may not amend the indenture to remove the foregoing right to bring a direct action without the prior written consent of all of the holders of the trust preferred securities. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Securities Exchange Act of 1934.
     The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there has been an event of default under the trust agreement.
Consolidation, Merger, Sale of Assets and Other Transactions
     We may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, and no entity may be consolidated with or merged into us or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to us, unless:
•	if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and the successor person expressly assumes by supplemental indenture our obligations on the debentures, and the ultimate parent entity of the successor entity expressly assumes our obligations under the guarantee, to the extent the trust preferred securities are then outstanding;

•	immediately after the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, has occurred and is continuing; and

•	other conditions as prescribed in the indenture are met.
     Under certain circumstances, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, such transaction may be considered to involve a replacement of the trust, and the provisions of the trust agreement relating to a replacement of the trust would apply to such transaction. See “Description of the Trust Preferred Securities— Mergers, Consolidations, Amalgamations or Replacements of the Trust.”

Satisfaction and Discharge
     The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all debentures not previously delivered to the indenture trustee for cancellation:
•	have become due and payable; and

•	will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we deposit or cause to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest due to the date of the deposit or to the stated maturity or redemption date, as the case may be.
     We may still be required to provide officers’ certificates, opinions of counsel and pay fees and expenses due after these events occur.
Governing Law
     Unless otherwise specified in a prospectus supplement, the indenture and the debentures will be governed by and construed in accordance with Illinois law.
Information Concerning the Indenture Trustee
     The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
Miscellaneous
     We have agreed, pursuant to the indenture, for so long as trust preferred securities remain outstanding:
•	to maintain directly or indirectly 100% ownership of the common securities of the trust, except that certain successors that are permitted pursuant to the indenture may succeed to our ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate the trust without prior approval of the Federal Reserve, if required by law or regulation;

•	to use our reasonable efforts to cause the trust (a) to remain a statutory trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of debentures, the redemption of all of the trust securities of the trust or mergers, consolidations or amalgamations, each as permitted by the trust agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for federal income tax purposes;

•	to use our reasonable efforts to cause each holder of trust securities to be treated as owning an individual beneficial interest in the debentures; and

•	to use our reasonable efforts to maintain the eligibility of the trust preferred securities for quotation or listing on a national securities exchange and to keep the trust preferred securities listed for so long as they remain outstanding.
DESCRIPTION OF GUARANTEE
     The trust preferred securities guarantee agreement will be executed and delivered by us concurrently with the issuance of the trust preferred securities for the benefit of the holders of the trust preferred securities. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will act as trustee for purposes of complying with the provisions of the Trust Indenture Act, and will also hold each guarantee for the benefit of the holders of the trust preferred securities. The following discussion contains a description of the material provisions of the guarantee and is qualified in its entirety by reference to the guarantee agreement and the Trust Indenture Act. Prospective investors are urged to read the form of the guarantee agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Specific terms of a guarantee will be described in the prospectus supplement relating to the applicable trust preferred securities. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.
General
     We agree to pay in full on a subordinated basis, to the extent described in the guarantee agreement, the guarantee payments (as defined below) to the holders of the trust preferred securities as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.
     The following payments with respect to the trust preferred securities are called the “guarantee payments” and, to the extent not paid or made by the trust and to the extent that the trust has funds available for those distributions, will be subject to the guarantee:
•	any accumulated and unpaid distributions required to be paid on the trust preferred securities;

•	with respect to any trust preferred securities called for redemption, the redemption price; and

•	upon a voluntary or involuntary dissolution, winding up or termination of the trust (other than in connection with the distribution of debentures to the holders of trust preferred securities in exchange for trust preferred securities), the lesser of:
(a) the amount of the liquidation distribution; and
(b) the amount of assets of the trust remaining available for distribution to holders of trust preferred securities in liquidation of the trust.
     We may satisfy our obligations to make a guarantee payment by making a direct payment of the required amounts to the holders of the trust preferred securities or by causing the trust to pay the amounts to the holders.
     The guarantee agreement is a guarantee, on a subordinated basis, of the guarantee payments, but the guarantee only applies to the extent the trust has funds available for those distributions. If we do not make interest payments on the debentures purchased by the trust, the trust will not have funds available to make the distributions and will not pay distributions on the trust preferred securities.
Status of Guarantee
     The guarantee constitutes our unsecured obligation that ranks subordinate and junior in right of payment to all of our senior and subordinated debt in the same manner as the debentures. We expect to incur additional indebtedness in the future, although we have no specific plans in this regard presently, and neither of the indenture nor the trust agreement limits the amounts of the obligations that we may incur.

     The guarantee constitutes a guarantee of payment and not of collection. If we fail to make guarantee payments when required, holders of trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against any other person or entity.
     The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the debentures to the holders of the trust preferred securities. Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Our obligations under the guarantee, therefore, will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments under the guarantee.
Amendments
     Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities, in which case no vote will be required, the guarantee may not be amended without the prior approval of the holders of a majority of the aggregate liquidation amount of the outstanding trust preferred securities.
Events of Default; Remedies
     An event of default under the guarantee agreement will occur upon our failure to make any required guarantee payments or to perform any other obligations under the guarantee. If the guarantee trustee has actual knowledge that an event of default has occurred and is continuing, the guarantee trustee must enforce the guarantee for the benefit of the holders of the trust preferred securities. The holders of a majority in aggregate liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any power conferred upon the guarantee trustee under the guarantee agreement.
     Any holder of trust preferred securities may institute and prosecute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.
     We are required to provide to the guarantee trustee annually a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the guarantee agreement.
Termination of the Guarantee
     The guarantee will terminate and be of no further force and effect upon:
•	full payment of the redemption price of the trust preferred securities;

•	full payment of the amounts payable upon liquidation of the trust; or

•	distribution of the debentures to the holders of the trust preferred securities.
     If at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee, the guarantee will continue to be effective or will be reinstated with respect to such amounts.
Information Concerning the Guarantee Trustee
     The guarantee trustee, other than during the occurrence and continuance of our default in performance of the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee. When an event of default has occurred and is continuing, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of any trust preferred securities, unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby; but this does not relieve the guarantee trustee of its obligation to exercise the rights and powers under the guarantee in the event of a default.
Expense Agreement
     We will, pursuant to the separate Agreement as to Expenses and Liabilities entered into by us and the trust under the trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the trust preferred securities or other similar interests in the trust of the amounts due to the holders pursuant to the terms of the trust preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.
Governing Law
     Unless otherwise specified in a prospectus supplement, the guarantee will be governed by Illinois law.
CERTAIN ERISA CONSIDERATIONS
     Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) pension, profit sharing, and other employee benefit plans which are subject to Title I of the Employee Retirement Security Act of 1974, as amended (which we refer to as “ERISA”), (ii) plans, accounts, and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), or provisions under federal, state, local, non-U.S., or other laws or regulations that are similar to any of the provisions of Title I of ERISA or Section 4975 of the Code (which we refer to as “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plans, accounts, or arrangements. Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such pension, profit sharing, or other employee benefit plans that are subject to Section 406 of ERISA or Section 4975 of the Code. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory, class, or administrative exemption. A fiduciary of any such plan, account, or arrangement must determine that the purchase and holding of an interest in the offered securities is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws.

BOOK-ENTRY SYSTEM
     Unless we indicate otherwise in the applicable prospectus supplement, the Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Wintrust offered securities and the trust preferred securities (collectively, the “Offered Securities”). The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).
     Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC’s records. The ownership interest of each actual purchaser of each Offered Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase.

Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.
     To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults and proposed amendments to the Offered Security documents. For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.
     Redemption notices shall be sent to DTC. If less than all of the Offered Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
     Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.
     A Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer the such participant’s interest in the Offered Securities, on DTC’s records, to such agent. The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Offered Securities to such agent’s DTC account.

     DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent. Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.
     The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Offered Security certificates will be printed and delivered to DTC.
     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.
PLAN OF DISTRIBUTION
     We may sell the offered securities inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods. The prospectus supplement will include the following information, if applicable:
•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
General
     Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
     This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities and each may discontinue any market-making activities at any time, without notice, at its sole discretion.

Sale Through Underwriters or Dealers
     If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.
     We may offer the securities to the public through an underwriting syndicate or through a single underwriter.
     Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.
     If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
     We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.
     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Indemnification
     We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
     Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

     In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates.
     Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
     Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
EXPERTS
     The consolidated financial statements of Wintrust Financial Corporation incorporated by reference in Wintrust Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and Wintrust Financial Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
     The validity of the debt securities, the junior subordinated debentures, the guarantee, common shares, warrants, preferred shares, depositary shares, stock purchase contracts and stock purchase units will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois. The validity of the trust preferred securities will be passed upon for the Trust by Sidley Austin LLP, special Delaware counsel to the Trusts.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee	$		*
Printing fees and expenses		*	*
Legal fees and expenses		*	*
Trustee Fees and Expenses		*	*
Rating agencies’ fees and expenses		*	*
Accountants’ fees and expenses		*	*
Miscellaneous expenses		*	*

Total	$	*	*

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
     Illinois Business Corporation Act
     Section 8.75 of the Illinois Business Corporation Act (IBCA) provides generally and in pertinent parts that an Illinois corporation may indemnify its directors, officers, employees and agents, or anyone serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (in the case of actions by or in the right of the corporation) or against expenses, judgments, fines, and settlements (in all other cases) actually and reasonably incurred by them in connection with any action, suit, or proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. If a present or former director, officer or employee of an Illinois corporation has been successful in the defense of any such action, suit or proceeding, claim, issue or matter, such person shall be indemnified by the corporation against expenses.
     Section 8.75 of the IBCA further permits an Illinois corporation to pay expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if the director or officer undertakes to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. An Illinois corporation may also grant additional indemnification through its by-laws, agreements, votes of shareholders or disinterested directors, or otherwise, and may purchase and maintain insurance on behalf of any indemnifiable person against any liability asserted against such person and incurred by such person in his or her capacity as an indemnifiable person whether or not the corporation would have the power to indemnify such person against liability under the terms of Section 8.75 of the IBCA.
     Our Articles of Incorporation and By-laws

     Article NINTH of our Amended and Restated Articles of Incorporation, as amended, and Article VI of our Amended and Restated By-Laws provide that we shall, to the full extent permitted by law, indemnify those persons whom we may indemnify pursuant thereto, and contain provisions substantially similar to Section 8.75 of the IBCA. The foregoing description of our Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws are qualified in their entirety by reference to such documents, which are listed as Exhibits 4.1 and 4.2 hereto.
     Directors’ and Officers’ Liability Insurance
     We have obtained Directors’ and Officers’ liability insurance. The policy provides for $55 million in coverage including prior acts dating to our inception and liabilities under the Securities Act. II-1
     The Trust
     The Amended and Restated Trust Agreement will provide for indemnification of the Delaware trustee and each of the administrative trustees by Wintrust against any loss, damage, claims, liability, penalty or expense of any kind incurred by the trustees in connection with the performance of their duties or powers under the agreement in a manner reasonably believed by the trustee to be within the scope of its authority under the agreement, except that none of these trustees will be so indemnified for any loss, damage or claim incurred by reason of such trustee’s gross negligence, bad faith or willful misconduct. Similarly, the agreement provides for indemnification of the property trustee except that the property trustee is not indemnified from liability for its own negligent action, negligent failure to act or willful misconduct. Under the agreement, Wintrust agrees to advance those expenses incurred by any trustee in defending any such claim, demand, action, suit or proceeding.
Item 16. Exhibits

Exhibit
No.	Description
1.1	Form of Underwriting for Offered Securities (1)

4.1	Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q for the quarter ended June 30, 2006

4.2	Amended and Restated By-Laws of Wintrust Financial Corporation, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2008

4.3	Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of the Company, incorporated by reference to Exhibit 3.2 of the Company’s Form 10-K for the year ended December 31, 1998.

4.4	Certificate of Designation Establishing the Company’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2008.

4.5	Certain instruments defining the rights of holders of long-term debt of the Company and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of the Company and its subsidiaries on a consolidated basis, have not been filed as Exhibits. The Company hereby agrees to furnish a copy of any of these agreements to the Commission upon request.

4.6	Form of Debt Security Indenture between the Company and BNY Midwest Trust Company, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.7	Form of Debt Securities (1)

4.8	Form of Junior Subordinated Debenture Indenture between the Company and Wilmington Trust Company, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.9	Form of Junior Subordinated Debt Securities (1)

4.10	Certificate of Trust of Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3, No. 333-119345, filed on September 28, 2004

4.11	Trust Agreement for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3, No. 333-119345, filed on September 28, 2004

4.12	Form of Amended and Restated Trust Agreement for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

Exhibit
No.	Description
4.13	Form of Trust Preferred Security Certificate (included in Exhibit 4.10)

4.14	Form of Trust Preferred Guarantee Agreement with respect to the Capital Securities of for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.15	Form of Trust Common Security Certificate (included in Exhibit 4.10)

4.16	Form of Expenses Agreement (included in Exhibit 4.10)

4.17	Form of Warrant Agreement (together with form of warrant certificate) (1)

4.18	Form of Purchase Contract Agreement (1)

4.19	Form of Depositary Agreement (1)

4.20	Form of Pledge Agreement (1)

4.21	Form of Certificate of Designations for preferred stock (together with preferred stock certificate) (1)

5.1	Opinion of Sidley Austin LLP with respect to legality

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Sidley Austin LLP (set forth in Exhibit 5)

24.1	Powers of attorney (included on the signature page of the Registration Statement)

25.1	Form T-1 Statement of Eligibility of BNY Midwest Trust Company, as Trustee under the Indenture for the Debt Securities

25.2	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for the Junior Subordinated Debentures

25.3	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Amended and Restated Trust Agreement

25.4	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Guarantee Agreement

(1)	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
Item 17. Undertakings
     (a) The undersigned registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 41 5(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their respective securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 1 5(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on the 13th day of November, 2008.

WINTRUST FINANCIAL CORPORATION
By:	/s/ David A. Dykstra
	Name:	David A. Dykstra
	Title:	Senior Executive Vice President and Chief Operating Officer

POWERS OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Edward J. Wehmer, David A. Dykstra and David L. Stoehr, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 13, 2008 by the following persons in the capacities indicated.

Signature	Title

/s/ Edward J. Wehmer (Edward J. Wehmer)	Director and Chief Executive Officer (principal executive officer)

/s/ David L. Stoehr (David L. Stoehr)	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Peter D. Crist (Peter D. Crist)	Director and Chairman of the Board

/s/ Allan E. Bulley, Jr. (Allan E. Bulley, Jr.)	Director

/s/ Bruce K. Crowther (Bruce K. Crowther)	Director

/s/ Joseph F. Damico (Joseph F. Damico)	Director

/s/ Bert A. Getz, Jr. (Bert A. Getz, Jr.)	Director

/s/ H. Patrick Hackett, Jr. (H. Patrick Hackett, Jr.)	Director

/s/Scott K. Heitmann (Scott K. Heitmann)	Director

/s/ Charles H. James III	Director
(Charles H. James III)

Signature	Title

/s/ Albin F. Moschner (Albin F. Moschner)	Director

/s/ Thomas J. Neis (Thomas J. Neis)	Director

/s/ Hollis W. Rademacher (Hollis W. Rademacher)	Director

/s/ Ingrid S. Stafford (Ingrid S. Stafford)	Director
     Pursuant to the requirements of the Securities Act of 1933, Wintrust Capital Trust VI, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on November 13, 2008.

WINTRUST CAPITAL TRUST VI

By:	Wintrust Financial Corporation, as Depositor

By:	/s/ David A. Dykstra

	Name:	David A. Dykstra
	Title:	Senior Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Form of Underwriting for Offered Securities (1)

4.1	Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q for the quarter ended June 30, 2006

4.2	Amended and Restated By-Laws of Wintrust Financial Corporation, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2008

4.3	Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of the Company, incorporated by reference to Exhibit 3.2 of the Company’s Form 10-K for the year ended December 31, 1998.

4.4	Certificate of Designation Establishing the Company’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2008.

4.5	Certain instruments defining the rights of holders of long-term debt of the Company and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of the Company and its subsidiaries on a consolidated basis, have not been filed as Exhibits. The Company hereby agrees to furnish a copy of any of these agreements to the Commission upon request.

4.6	Form of Debt Security Indenture between the Company and BNY Midwest Trust Company, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.7	Form of Debt Securities (1)

4.8	Form of Junior Subordinated Debenture Indenture between the Company and Wilmington Trust Company, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.9	Form of Junior Subordinated Debt Securities (1)

4.10	Certificate of Trust of Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3, No. 333-119345, filed on September 28, 2004

4.11	Trust Agreement for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3, No. 333-119345, filed on September 28, 2004

4.12	Form of Amended and Restated Trust Agreement for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.13	Form of Trust Preferred Security Certificate (included in Exhibit 4.10)

4.14	Form of Trust Preferred Guarantee Agreement with respect to the Capital Securities of for Wintrust Capital Trust VI, incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-3/A, No. 333-119345, filed on October 6, 2004

4.15	Form of Trust Common Security Certificate (included in Exhibit 4.10)

4.16	Form of Expenses Agreement (included in Exhibit 4.10)

4.17	Form of Warrant Agreement (together with form of warrant certificate) (1)

4.18	Form of Purchase Contract Agreement (1)

4.19	Form of Depositary Agreement (1)

4.20	Form of Pledge Agreement (1)

4.21	Form of Certificate of Designations for preferred stock (together with preferred stock certificate) (1)

5.1	Opinion of Sidley Austin LLP with respect to legality

Exhibit
No.	Description
12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Sidley Austin LLP (set forth in Exhibit 5)

24.1	Powers of attorney (included on the signature page of the Registration Statement)

25.1	Form T-1 Statement of Eligibility of BNY Midwest Trust Company, as Trustee under the Indenture for the Debt Securities
25.2	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for the Junior Subordinated Debentures

25.3	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Amended and Restated Trust Agreement

25.4	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Guarantee Agreement

(1)	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.